Stephen R. Mooney

May 4, 2017

Mr. Michael Cothill
Executive Chairman
Hammer Fiber Optics Holdings, Corp.
311 Broadway
Point Pleasant Beach, NJ 89742

Dear Michael:

Herewith, I resign from the Board of Directors of Hammer Fiber Optics Holdings, Corp., effective immediately. I want to thank you for the opportunity to work with you and Mark as well as the other Directors of the Company. I wish you and the Company all the best in the future.

Sincerely yours,

Stephen R. Mooney

Stephen R. Mooney

Cc: Mark Stogdill